EXHIBIT 99.1

ASP Isotopes Inc. Announces Paul Mann to Return from Temporary Leave of Absence as Executive Chairman and Chief Executive Officer

Washington, D.C., December 2, 2025 (GLOBE NEWSWIRE) -- ASP Isotopes Inc. NASDAQ: ASPI ("ASP Isotopes” or the “Company”), an advanced materials company dedicated to the development of technology and processes for the production of isotopes for use in multiple industries, today announced that, effective January 19, 2026, Paul Mann, the founder and Executive Chairman of ASP Isotopes, will resume his role as the Company’s Chief Executive Officer and continue as Executive Chairman.

On September 29, 2025, it was announced that Mr. Mann would be taking a temporary leave of absence from his Chief Executive Officer duties for health reasons, and that the Company’s Board of Directors had appointed Robert Ainscow, the Company’s Chief Operating Officer, to serve as Interim Chief Executive Officer, in addition to his current duties. Mr. Mann is now able to travel again and he will resume full day-to-day CEO duties as of January 19, 2026.

Robert Ainscow, who assumed Mr. Mann’s CEO duties during his leave of absence, will continue in his position as Chief Operating Officer. Mr. Mann is grateful to Mr. Ainscow for leading in an expanded role and commented:

“I would like to take this opportunity to thank the executive management team of ASP Isotopes for continuing to run the Company whilst I was recovering. I’m pleased to be returning as CEO at an important moment for the Company. Over recent weeks, I’ve had detailed and constructive discussions with a broad group of shareholders, and their perspectives have been carefully reflected in our plans. As founder and largest shareholder, my focus is firmly aligned with long-term value creation. We have strengthened our execution frameworks and now have greater clarity and confidence as we move forward. With strong foundations in place, we believe 2026 has the potential to be a highly transformative year for the Company.”

About ASP Isotopes Inc.

ASP Isotopes Inc. is a development stage advanced materials company dedicated to the development of technology and processes to produce isotopes for use in multiple industries. The Company employs proprietary technology, the Aerodynamic Separation Process (“ASP technology”). The Company’s initial focus is on producing and commercializing highly enriched isotopes for the healthcare and technology industries. The Company also plans to enrich isotopes for the nuclear energy sector using Quantum Enrichment technology that the Company is developing. The Company has isotope enrichment facilities in Pretoria, South Africa, dedicated to the enrichment of isotopes of elements with a low atomic mass (light isotopes).

There is a growing demand for isotopes such as Silicon-28, which will enable quantum computing, and Molybdenum-100, Molybdenum-98, Zinc-68, Ytterbium-176, and Nickel-64 for new, emerging healthcare applications, as well as Chlorine-37, Lithium-6, and Uranium-235 for green energy applications. We believe the ASP technology (Aerodynamic Separation Process) is ideal for enriching low and heavy atomic mass molecules. For more information, please visit www.aspisotopes.com.

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Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements can be identified by words such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “projects,” “will,” “may,” “might,” and words of a similar nature. Examples of forward-looking statements include, among others but are not limited to, the future of the company’s enrichment technologies as applied to uranium enrichment, the outcome of the company’s initiative to commence enrichment of uranium in South Africa and the company’s discussions with nuclear regulators, the outcome of the project contemplated with Necsa, the expected need or desire for HALEU by third parties, the outcome of the transactions contemplated by the definitive agreements with TerraPower, potential receipt of additional funding and effects, the commencement of supply of isotopes to customers, the construction of additional enrichment facilities, and statements we make regarding expected operating results, such as future revenues and prospects from the potential commercialization of isotopes, future performance under contracts, and our strategies for product development, engaging with potential customers, market position, and financial results. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results, financial condition, and events may differ materially from those indicated in the forward-looking statements based upon a number of factors. Forward-looking statements are not a guarantee of future performance or developments. You are strongly cautioned that reliance on any forward-looking statements involves known and unknown risks and uncertainties. Therefore, you should not rely on any of these forward-looking statements. There are many important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements, including, but not limited to: the failure to obtain necessary regulatory and shareholder approvals for the proposed acquisition of Renergen; disruption from the proposed acquisition of Renergen making it more difficult to maintain business and operational relationships; significant transaction costs and unknown liabilities related to the proposed acquisition of Renergen; litigation or regulatory actions related to the proposed acquisition of Renergen; the outcomes of various strategies and projects undertaken by the Company; the potential impact of laws or government regulations or policies in South Africa, the United Kingdom or elsewhere; our reliance on the efforts of third parties; our future capital requirements and sources and uses of cash; our ability to obtain funding for our operations and future growth; our reliance on the efforts of third parties; our ability to complete the construction and commissioning of our enrichment plants or to commercialize isotopes using the ASP technology or the Quantum Enrichment Process; our ability to obtain regulatory approvals for the production and distribution of isotopes; the financial terms of any current and future commercial arrangements; our ability to complete certain transactions and realize anticipated benefits from acquisitions and contracts; dependence on our Intellectual Property (IP) rights, certain IP rights of third parties; the competitive nature of our industry; and the factors disclosed in Part I, Item 1A. “Risk Factors” of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and any amendments thereto and in the company’s subsequent reports and filings with the U.S. Securities and Exchange Commission. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise. All forward-looking statements herein are qualified by reference to the cautionary statements set forth herein and should not be relied upon.

Contacts

Jason Assad– Investor relations

Email: Jassad@aspisotopes.com

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